EXHIBIT 21

SUBSIDIARIES OF CINEMARK USA, INC.

United States

Sunnymead Cinema Corp., a California corporation

Trans Texas Cinema, Inc., a Texas corporation

Cinemark Properties, Inc., a Texas corporation

Greeley Holdings, Inc., a Texas corporation

Greeley, Ltd., a Texas limited partnership

Cinemark Concessions, L.L.C., a Florida limited liability company

Cinemark International, L.L.C., a Texas limited liability company

Cinemark Mexico (USA), Inc., a Delaware corporation

Cinemark Partners I, Inc., a Texas corporation

Cinemark Partners II, Ltd., a Texas limited partnership

Cinemark Investments Corporation, a Delaware corporation

Multiplex Services, Inc., a Texas corporation

Canada Theatre Holdings, Inc., a Delaware corporation

CNMK Brazil Investments, Inc., a Delaware corporation

CNMK Investments, Inc., a Delaware corporation

CNMK Texas Properties, L.L.C., a Texas corporation

Brainerd Cinema, Ltd., a Texas limited partnership

Laredo Theatre, Ltd., a Texas limited partnership

Brasil Holdings, L.L.C., a Delaware limited liability company

Cinemark Media, Inc., a Delaware corporation

Century Theatres, Inc., a California corporation

NBE, Inc., a California corporation

Marin Theatre Management, L.L.C., a California limited liability company

Century Theatres NG, L.L.C., a California limited liability company

CineArts, L.L.C., a California limited liability company

CineArts of Sacramento, L.L.C., a California limited liability company

Corte Madera Theatres, L.L.C., a California limited liability company

Novato Theatres, L.L.C., a California limited liability company

San Rafael Theatres, L.L.C., a California limited liability company

Northbay Theatres, L.L.C., a California limited liability company

Century Theatres Summit Sierra, L.L.C., a California limited liability company

Century Theatres Seattle, L.L.C., a California limited liability company

ARGENTINA

Cinemark Argentina, S.R.L., an Argentine limited liability company

Prodecine S.R.L., an Argentine limited liability company

Bulnes 2215, S.R.L., an Argentine limited liability company

Cinemark Argentina Holdings, Inc., a Cayman corporation

BOCA Holdings, Inc., a Cayman corporation

Hoyts Cinema de Argentina S.A., an Argentine corporation

BRAZIL

Cinemark Brasil S.A., a Brazilian corporation

Adamark S.A., a Brazilian corporation

General Cinema do Brasil Ltda., a Brazilian limited partnership

Flix Media Publicidade e Entreternimento Ltda., a Brazilian limited partnership

EXHIBIT 21

SUBSIDIARIES OF CINEMARK HOLDINGS, INC.

CANADA

Cinemark Theatres Canada, Inc., a New Brunswick corporation

Cinemark Holdings Canada, Inc., an Ontario corporation

Century Theatres of Canada, ULC, a Canadian corporation

CENTRAL AMERICA

Cinemark Panama, S.A., a Panamanian joint stock company

Cinemark Equity Holdings Corporation, a British Virgin Islands corporation

Cinemark Costa Rica, S.R.L., a Costa Rican limited liability company

Cinemark El Salvador, Ltda de C.V., an El Salvadorian limited liability company

Cinemark Nicaragua y Cia, Ltda., a Nicaraguan limited liability company

Cinemark Honduras S. de R.L., a Honduran limited liability company

Cinemark Guatemala Ltda., a Guatemalan limited company

CHILE

Cinemark Chile S.A., a Chilean corporation

Inversiones Cinemark, S.A., a Chilean corporation

Worldwide Invest, Inc., a British Virgin Islands corporation

COLOMBIA

Cinemark Colombia S.A., a Colombian corporation

ECUADOR

Cinemark del Ecuador S.A., an Ecuadorian corporation

MEXICO

Cinemark Holdings Mexico S. de R.L. de C.V., a Mexican limited liability company

Cinemark de Mexico, S.A. de C.V., a Mexican corporation

Servicios Cinemark, S.A. de C.V., a Mexican corporation

Cinemark del Norte, S.A. de C.V., a Mexican corporation

Cinemark Plex, S. de R.L. de C.V., a Mexican limited liability company

Cinemark Prop, S. de R.L. de C.V., a Mexican limited liability company

PERU

Cinemark del Peru S.R.L., a Peruvian limited liability company

SPAIN

Cinemark Holdings Spain, S.L., a Spanish limited liability company